Exhibit 10.1

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUSTOL® (GRANISETRON EXTENDED RELEASE) INJECTION

COMMERCIAL MANUFACTURING SERVICES AGREEMENT – FINISHED FINAL DRUG

PRODUCT

This Agreement between Lifecore Biomedical, LLC, a Minnesota (U.S.A.) entity with offices located at 3515 Lyman Boulevard, Chaska, Minnesota 55318 (“Lifecore”) and Heron Therapeutics, Inc., a Delaware corporation with offices located at 123 Saginaw Drive, Redwood City, California 94063 (“Heron”), is effective as of May 27, 2015 (“Effective Date”).

Whereas, Heron is in the business of developing and commercializing pharmaceutical products and owns certain proprietary technology and know-how related to that product known as APF530, which subject to approval, Heron intends to market as SUSTOL® (granisetron, extended release) Injection and other compounds, and wishes to engage Lifecore to provide manufacturing services to Heron, in accordance with the terms and conditions set forth in this Agreement and as further set forth in Exhibit A; and

Whereas, Lifecore agrees to provide those services in accordance with the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants exchanged herein, the parties agree as follows:

1. Definitions.

1.1 Affiliate. “Affiliate” means with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” including, with correlative meanings, the terms “controlled by” and “under common control with” means ownership directly or indirectly of more than fifty percent (50%) of the equity capital having the right to vote for election of directors in the case of a corporation and more than fifty percent (50%) of the beneficial interest in the case of a business entity other than a corporation.

1.2 Adverse Event. “Adverse Event” means an undesirable event that is associated with a use of a drug in humans whether or not considered product-related by the manufacturer.

1.3 Applicable Law. “Applicable Law” means any domestic or foreign, supranational, regional, national, state and local laws and the rules, regulations, guidelines and requirements of all Regulatory Authorities in effect from time to time applicable to Lifecore with respect to the Manufacturing of the Finished Final Drug Product in each country in the Territory, including applicable cGMPs.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.4 Batch. “Batch” means a specific quantity of Product, Finished Final Drug Product or other material as defined in the relevant Batch Record that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of Manufacturing.

1.5 Batch Records: “Batch Records” are production records that provide detailed information of the Manufacture of a given Batch of Product.

1.6 Binding Forecast. “Binding Forecast” means a forecasted number of units in whole Batch increments that Heron is required to purchase in accordance with the terms and conditions of this Agreement.

1.7 Biochronomer® Technology. “Biochronomer Technology” means Heron’s proprietary polymer-based bioerodible technology designed to release drugs over an extended, sustained period of time.

1.8 Bulk Drug Product (BDP). “Bulk Drug Product (BDP)” means material formulated by Lifecore in accord with the Batch Records in compliance with the Product Specifications.

1.9 Business Day. “Business Day” means any day (other than a Saturday, Sunday or a legal holiday) on which banks are open for general business in the United States of America.

1.10 Certificate of Analysis (COA). The “Certificate of Analysis” or “COA,” is the document issued by Lifecore’s quality assurance/quality control department that lists the test methods, acceptance limits and release test results for a specific Batch of Product.

1.11 Certificate of Compliance (COC). The “Certificate of Compliance” or “COC,” is the document issued by Lifecore’s quality assurance department that certifies receiving, Manufacturing, testing, and storage, complied with the Product Specifications, cGMP, and Lifecore Procedures for a specific Batch of Product.

1.12 Commercially Reasonable Efforts. “Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, the carrying out of such obligations with a level of effort and resources consistent with efforts and practices used by such Party in connection with comparable projects of similar nature, value and status, which in no event will be less than those generally used by a company of similar size and resources as such Party with respect to a similar set of circumstances.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.13 Confidential Information. “Confidential Information” has the meaning set forth in Section 14.

1.14 Contract Year. “Contract Year” means the consecutive twelve (12) month period beginning January 1 of a year and ending December 31 of that year; provided that the first Contract Year will begin on the date of Heron’s receipt of FDA approval for Heron’s New Drug Application to market and sell Finished Final Drug Product and will end December 31 of that same year.

1.15 Current Good Manufacturing Practices (cGMP). “cGMP” means those current good manufacturing practices and standards as promulgated by the FDA under the FFDCA in CFR 21 Part 11, 210, 211, and 820, as the same may be amended, revised, or supplemented in the future, for the control and manufacture of Product and equivalent regulations in jurisdictions for which Lifecore agrees in writing in accord with this Agreement to Manufacture Product.

1.16 Effective Date. Effective Date is defined in the opening paragraph of this Agreement.

1.17 Equipment. “Equipment” means the equipment described on Exhibit D, together with all related operating instructions, manuals and similar materials, which is owned by Heron and located at the Facility.

1.18 Exhibits. The “Exhibits” to this Agreement are listed below and are an integral part of this Agreement and are incorporated herein.

Exhibit	Description

A	Finished Final Drug Product Specifications

B	Pricing

C	Master Quality Agreement

D	Equipment

1.19 Facility. “Facility” means the facility of Lifecore located at 3515 Lyman Blvd., Chaska, Minnesota 55318.

1.20 Failure to Supply. “Failure to Supply” has the meaning set forth in Section 4.6.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.21 FDA. “FDA” means the Food and Drug Administration of the United States Department of Health and Human Services, or any successor agency thereto.

1.22 FFDCA. “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §301 et seq., as amended.

1.23 Final Drug Product (FDP). “Final Drug Product” or “FDP” means [*********].

1.24 Finished Final Drug Product (FFDP). “Finished Final Drug Product” or “FFDP” means Final Drug Product that has been assembled and packaged, tested, and released by Lifecore in accord with the Batch Records in compliance with the Product Specifications.

1.25 Firm Purchase Order. “Firm Purchase Order” has the meaning set forth in Section 4.

1.26 Heron Materials. “Heron Materials” has the meaning set forth in Section 2.11.

1.27 Heron Raw Materials. “Heron Raw Materials” means [*********] and other items agreed in writing to be provided to Lifecore by Heron for the Manufacture of Bulk Drug Product and FFDP.

1.28 Intermediate Drug Product (IDP). “Intermediate Drug Product” or “IDP” means [*********].

1.29 Joint Steering Committee (JSC). “JSC” will have that definition set forth in Section 2.2.

1.30 Latent Defect. “Latent Defect” means any defect in any Batch of Finished Final Drug Product that was not, and could not reasonably be expected to have been, found by exercise of ordinary care in inspection by Heron, such as the presence of a contaminant, an incorrect Certificate of Analysis, an incorrect Certificate of Compliance, or an incorrectly released Product, and includes later discovered defects, as to which an investigation shall be performed to determine the cause. For clarity, a defect is not a Latent Defect if (a) it is due to an undetected defect in Heron Raw Materials, such as the presence of a contaminant or incorrectly released Raw Heron Material, or (b) if the defect is caused by a defect in the design of the Manufacturing process specified by Heron.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.31 Lifecore Procedures. “Lifecore Procedures” means Lifecore’s written standard operating procedures and work instructions, as adapted from time to time for use in Manufacturing the Finished Final Drug Product.

1.32 Manufacture or Manufacturing. “Manufacture” or “Manufacturing” means those activities, as described in but not limited to Lifecore Responsibilities referenced in Section 2, relating to the receipt of Raw Materials, formulation, fill, gamma irradiation, secondary packaging, final packaging, labeling, testing, storage, and shipping of the Product.

1.33 Master Quality Agreement (MQA). “Master Quality Agreement” or “MQA” means the document attached as Exhibit C hereto that describes the Parties’ quality control, quality assurance and regulatory responsibilities relating to the Manufacturing and release of Product, by Lifecore to Heron (as amended or restated from time to time by written approval of authorized representatives of the Parties).

1.34 Non-Binding Forecast. “Non-Binding Forecast” means a forecasted number of units in whole Batch increments that Heron is anticipating it will purchase during the forecast period, but which it is not obligated to purchase.

1.35 Out of Specification or OOS. “Out of Specification” means a result that falls outside the Product Specifications, or Raw Material that does not meet Raw Material Specifications, or any other component thereof that does not meet specifications established in a regulatory filing provided to Lifecore, official compendia, or controlled document.

1.36 Person. “Person” means any individual, corporation, company, partnership, business trust, business association, governmental entity, governmental authority or other legal entity.

1.37 Price. “Price” means the price for the Finished Final Drug Product and other services as described in Exhibit B. All references to pricing throughout this Agreement will be in U.S. dollars.

1.38 Product. “Product” means Drug Product, BDP, IDP, FDP, or FFDP (depending on the context and applicable phase of Manufacture), as referenced in Appendix A of the MQA, for each type of product, including associated packaging and components for each type.

1.39 Process Invention. “Process Invention” has the meaning set forth in Section 6.2.

1.40 Product Specifications. “Product Specifications” means the requirements developed by Heron and defined in the controlled document referenced in Exhibit A.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.41 Raw Material(s). “Raw Material(s)” means all raw materials, primary or secondary components, or supplies necessary to Manufacture and ship the Product in accordance with the Product Specifications.

1.42 “Raw Materials Specifications” means any specifications established for Raw Materials by Heron in writing, and documented through Lifecore Procedures, and any in-process specifications or specifications established in a regulatory filing provided to Lifecore, official compendia, or controlled document.

1.43 Recall. “Recall” shall mean any action: (a) by Heron to recover title to, or possession of, quantities of FFDP shipped to third parties or shipped to intermediates on Heron’s behalf (including, without limitation, the voluntary withdrawal of the FFDP from the market or clinical use), or (b) by Heron to effect a field correction, or (c) by any Regulatory Authority to detain or destroy any of the FFDP.

1.44 Regulatory Authority. “Regulatory Authority” means any applicable supranational, national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other government entity regulating or otherwise exercising authority with respect to the Manufacturing of Product and the production, interstate or international shipment, marketing, or sale of the Product such as the United States Food and Drug Administration (FDA) or European Medicines Agency (EMA) or other jurisdictions agreed in writing in accord with this Agreement.

1.45 Reprocess. “Reprocess” means introducing the Product that does not meet established standards or Product Specifications back into the relevant process and repeating a Manufacturing step that is part of the established manufacturing process for the Product.

1.46 Rework. “Rework” means introducing a Product or material that does not meet standards or Product Specifications to one or more processing steps that are different from the established manufacturing process to obtain acceptable quality.

1.47 Shipping Point. “Shipping Point” means the Facility or other location agreed in writing by the Parties.

1.48 Significant Quality Event. Significant Quality Event” means a nonconformity that could have an impact on the safety, purity, integrity, efficacy, or quality of the Product. A confirmed Out of Specification result is a Significant Quality Event.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.49 Technology Transfer. “Technology Transfer” means the transfer by Lifecore to Heron or any third party designated by Heron of the full and complete standard operating procedures, including Lifecore Procedures, all tangible and intangible information relating to the process of Manufacturing Product, all documents, Manufacturing instructions, Product Specifications, and any other relevant documentation, all relevant manufacturing know-how, licenses and materials (including Raw Materials specifications) that are necessary to enable Heron or Heron’s designee to Manufacture Product, to meet all Product Specifications.

1.50 Territory. “Territory” means all the countries following the regulatory requirements of the FDA, EMA or other jurisdictions agreed in writing in accord with this Agreement.

1.51 Trademark. “Trademark” means Heron trademarks, both registered and unregistered, related to the Product or Heron.

2. Manufacturing.

2.1 Manufacturing. Lifecore is a contract manufacturer engaged to Manufacture Product in accord with the Product Specifications in Exhibit A and the MQA. The MQA is attached hereto as Exhibit C and delineates the respective responsibilities of Lifecore and Heron applicable to the Manufacture of the Product. Lifecore may share the MQA with a Regulatory Authority if requested and shall within one Business Day notify Heron of any such request.

2.2 Joint Steering Committee. Both Lifecore and Heron acknowledge that the relationship contemplated by this Agreement shall require close coordination and monitoring of the commercial process flow and procedures. Accordingly, the parties shall, following the execution of this Agreement, establish a joint steering committee (“JSC”) that shall be comprised of responsible parties designated by each side. The JSC shall meet as needed, but no less than quarterly, in order to review progress, decisions, and activities with respect to each party’s obligations under the Agreement. In the event the designated parties are unable to reach a decision on any matter relevant to services to be performed under this Agreement, each party shall review the matter with their respective President or CEO within five (5) Business Days after determining the parties are at an impasse. These executives shall meet in person or telephonically within 72 hours following the referral of such matter in order to reach a decision, which shall then be communicated to the JSC.

2.3 Compliance with Regulatory Requirements. Lifecore will be responsible for compliance with all applicable FDA and EMA requirements for the manufacture of the Finished Final Drug Product, Final Drug Product, and Intermediate Drug Product, and for the performance of services on the behalf of Heron under this Agreement; provided that Heron will

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

reimburse Lifecore for the EMA audit and certification costs at the rates set forth in Exhibit B, and provided that Lifecore shall inform Heron of the anticipated costs in advance of incurring them. In the event Heron shall request Lifecore to comply with Applicable Laws of a jurisdiction other than the United States and European Union, and such compliance will cause Lifecore to incur increased costs, Heron shall reimburse Lifecore for such documented costs, provided they are approved in advance in writing.

2.4 Labeling and Packaging. Heron shall control the content and type of all labeling and packaging, including package inserts for each Territory and shall have the responsibility, at Heron’s expense (including scrapped inventory), for any revisions. Heron shall provide Lifecore with drafts of the label content and consider Lifecore’s comments in good faith; provided that Heron shall have the final decision as to such label and package content submitted to the applicable Regulatory Authority for its approval. Lifecore shall implement such labeling and packaging as soon as reasonably practicable following Lifecore’s receipt, from Heron, of all necessary photo-ready art and the required documentation specifying the content to be included in the labeling and packaging.

2.5 Commercial Process Flow; Batch Release. Heron acknowledges that Lifecore will require certain information, reasonable cooperation and timely completion of review and testing by Heron and its other contractors in accord with the MQA in order for Lifecore to properly perform its Manufacturing responsibilities under this Agreement. Lifecore will perform the review and provide to Heron all manufacturing and quality related documents in accord with the MQA. Lifecore is not responsible for delays in its performance to the extent caused by Heron’s failure to provide such information, Heron Raw Materials, cooperation or services to Lifecore in a timely manner. Lifecore will use its Commercially Reasonable Efforts to deliver Finished Final Drug Product on or before the applicable delivery date in Firm Purchase Orders (as defined in Section 4). Should the occasion arise, Lifecore will attempt to limit the effect of Heron delays and will inform Heron of the delays and their potential impact on the delivery schedule.

2.6 Loss of Heron Raw Material. Heron is responsible for the Heron Raw Material during the course of storage at the Facility. If there is any failure in equipment (including, but not limited to the Equipment owned by Heron) or circumstances present in the Facility resulting in loss of Heron Raw Material during storage, then Heron will be responsible for the loss unless it is due to Lifecore’s negligence or misconduct in which case Lifecore is responsible. If during the course of Manufacturing of a Batch, there is a failure in Lifecore equipment, process or Facility resulting in loss of Heron Raw Material, Lifecore will be responsible for purchasing replacement Raw Material at the prices set forth in Section 2.8.3; provided that, if the loss is caused by Heron’s Equipment (other than a failure in Lifecore’s routine maintenance thereof), then Heron will be responsible for the loss.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.7 Undisputed Batch Failure. Lifecore is solely responsible for Manufacturing activities and is not responsible for any Product that does not meet Product Specifications for another reason outside of its control. Heron may reject any Batch only if the nonconformity is due to Lifecore’s failure of its Manufacturing to comply with Product Specifications, Lifecore Procedures, the MQA and Applicable Law or has a Latent Defect.

In the event of a Batch failure, when it is undisputed that the nonconformity or Latent Defect is not due to Lifecore’s failure to comply with the Product Specifications, Lifecore Procedures, the MQA or Applicable Law. Heron will have the remedies described in Section 2.8.2. In the event it is undisputed that the nonconformity or Latent Defect is due to Lifecore’s failure to comply with Product Specifications, Lifecore Procedures, the MQA, or Applicable Law, Heron will have the remedies described in Section 2.8.3. Regardless of the remedy selected, Lifecore and Heron will meet to discuss, evaluate and analyze the reasons for the Batch failure.

2.8 Dispute Concerning Batch Release.

2.8.1. In the event of a dispute concerning whether Product was (i) Manufactured in compliance with the Finished Final Drug Product Specifications, Lifecore Procedures, the MQA and Applicable Law or (ii) has a Latent Defect, the quality assurance managers of Lifecore and Heron, or their authorized quality assurance consultants, will diligently and in good faith attempt to resolve such dispute. If they fail to reach agreement within twenty (20) Business Days of initiating dispute procedures, such dispute will be submitted to the appointed officers of the parties. If the appointed officers fail to reach agreement within twenty (20) Business Days, such dispute will be submitted to an independent, qualified third-party expert that is mutually acceptable and selected by Lifecore and Heron promptly, and in good faith. Such expert will determine whether the rejected Product was Manufactured in compliance with the Product Specifications, the MQA, Lifecore Procedures, and Applicable Law or contained a Latent Defect, and such expert’s determinations will be final and determinative for purposes of this Agreement. The party against whom the expert rules will bear all costs of the expert’s activities. Any dispute relating to such expert’s determination may be resolved as set forth in Section 22. For the avoidance of doubt, both parties will be responsible for their own costs that are not the costs of the expert’s activities.

2.8.2. If it is determined by agreement of the parties or through a final determination under Section 2.8.1 that the Manufacturing of a Batch of Product did not conform to the

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Product Specifications, Lifecore Procedures, the MQA or Applicable Law, or contained a Latent Defect, and this nonconformity is not due to Lifecore’s failure to comply with the Product Specifications, Lifecore Procedures, the MQA or Applicable Law, Heron will be required to pay the Price for such Batch, and Lifecore will dispose of as waste per Section 2. 9 or, if requested by Heron, provide to Heron any parts of such Batch that cannot be Reworked or Reprocessed per Section 2. 9. Lifecore will, at Heron’s request, cost and expense, either obtain new Raw Materials, packaging components and produce a new Batch of Product as soon as reasonably possible or investigate and Rework or Reprocess such Batch as mutually agreed upon by Heron and Lifecore.

2.8.3. If it is determined by agreement of the parties or through a final determination under Section 2.8.1 above that the Manufacture of a Batch of Product i) did not conform to the Product Specifications, Lifecore Procedures, the MQA, or Applicable Law, or ii) contained a Latent Defect and this nonconformity is due to Lifecore’s failure to comply with the Product Specifications, Lifecore Procedures, the MQA, or Applicable Law, then Heron and Lifecore will mutually agree on one of the following actions which, if successful, will be deemed to cure any breach that otherwise may have been deemed as a result of the failure to Manufacture in accordance with the Product Specifications, the MQA, Lifecore Procedures, or Applicable Law: (i) Lifecore may refund the Price received from Heron to date for the failed Batch; (ii) Lifecore may obtain, at Lifecore’s cost and expense, new Heron Raw Materials from Heron at a cost not to exceed [*********] adjusted in accord with Sections 3.1.1 and 3.1.2 and Manufacture a new Batch of Product as soon as reasonably possible, but in no event more than sixty (60) days, provided Heron Raw Materials are in Lifecore inventory ; or (iii) with Heron’s written agreement, Lifecore may Rework or Reprocess, at Lifecore’s cost and expense, the Product in such a way that the Product Batch can be deemed to have been Manufactured according to the Product Specifications, Lifecore Procedures, the MQA, and Applicable Law. Heron will only be obligated to accept a Rework or Reprocess of the Batch if it reasonably believes that the Rework or Reprocess will result in Finished Final Drug Product that will be acceptable to the Regulatory Authorities. Regardless of the remedy mutually agreed upon, in such case Lifecore and Heron will meet to discuss, evaluate and analyze the reasons for and implications of the failure to comply with the Product Specifications, the MQA, Lifecore Procedures, and Applicable Law and will discuss in good faith how to proceed. Except for indemnification as set forth in Section 9 or a Recall governed by Section 12, the foregoing remedies are Heron’s sole and exclusive remedies and Lifecore’s exclusive liability if a Batch of Product is not Manufactured according to the Product Specifications, Lifecore Procedures, the MQA, or Applicable Law, and as a result thereof the Finished Final Drug Product does not conform to the Finished Final Drug Product Specifications or Applicable Law.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.9 Destruction of Failed Batch. Unless Heron requests the delivery of the failed Batch and it is undisputed, or determined by the process of Section 8, that Lifecore is responsible for the failed Batch, Lifecore shall, at its own cost, destroy all such failed Batch and provide Heron with written certification of such destruction within thirty (30) days of Heron’s request. If Heron requests the delivery of the failed Batch, Lifecore shall be responsible for the cost of transporting the failed Batch to a Heron designated site. If it is undisputed, or determined by the process of Section 8, that Heron is responsible for the failed Batch, Heron shall either request Lifecore, at Heron’s cost, destroy such failed Batch(es) and provide Heron with written certification of such destruction within thirty (30) days of Heron’s request or ship the failed Batch to Heron. If Heron requests the delivery of the failed Batch, Heron shall be responsible for the cost of packaging and transporting the failed Batch to a Heron designated site.

2.10 Equipment. All Equipment currently in place at the Facility as of the Effective Date is listed on Exhibit D. In accordance with Exhibit D, the Equipment list shall be reviewed by the parties through the JSC semi-annually, and updated or revised as appropriate. Lifecore will insure the Equipment against loss and theft while at the Facility, and perform all routine maintenance on the Equipment, such as gasket replacement. Heron will retain title to the Equipment at all times. Lifecore shall regularly inspect such Equipment, and shall inform Heron in the event of any malfunction, and any necessary material repair or part replacement. Costs of repair due to normal usage, or a malfunction not caused by Lifecore’s misuse or lack of maintenance shall be at the cost of Heron, which Heron shall approve in advance in writing. Lifecore will inform Heron of the need of repair and proposed solution, and facilitate repairs or replacements onsite as needed, and invoice Heron for the cost. All additional equipment purchased by or on behalf of Heron during the Term of this Agreement and approved by Heron shall be added to Exhibit D and be considered Equipment under this Agreement. Upon termination of this Agreement by either party, Heron will remove the Equipment from the Facility at Heron’s expense, provided, however, that Lifecore shall facilitate such removal. Heron will be responsible for cleaning and sterilizing any Equipment that is transported between the Lifecore Facility and other locations designated by Heron and for the risk of loss or damage to that Equipment after it leaves the Lifecore Facility. Lifecore will not be in breach of any warranty or other provision of this Agreement to the extent any delay or failure to perform is caused by the lack of availability of Equipment due to removal from the Facility by Heron or Heron’s failure to reimburse Lifecore for the cost of maintaining the Equipment within 45 (forty-five) days after Lifecore’s request for reimbursement together with documented expenses.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.11 Licenses; Use of Heron Materials.

2.11.1. Subject to the limitations set forth in this Agreement, during the Term of this Agreement, Heron hereby grants to Lifecore a nonexclusive, worldwide, royalty-free license, with no right to sublicense (other than a permitted assignment under Section 19) under all patents, patent applications, Trademarks, non-patented intangible and tangible information and know-how, which are owned or controlled by Heron and which Heron has the right to disclose and license to third parties, including Manufacturing instructions, copyrights, copyrightable works, know-how and trade secrets, which are necessary for, and solely for the purpose of, Lifecore to Manufacture (including labeling) the Product for Heron. Except for the licenses provided in this Section 2.11, neither party will obtain any right, title, or interest in each other’s intellectual property by virtue of this Agreement or its performance of services hereunder.

2.11.2. Lifecore shall use any Heron Raw Materials, Equipment and confidential information provided by Heron under this Agreement (“Heron Materials”) solely for the purpose of Manufacturing Product under this Agreement. Heron shall retain full title and ownership of Heron Raw Materials. Lifecore agrees not to distribute Heron Raw Materials to third parties without the prior written consent of Heron. Lifecore may, subject to the terms of this Agreement and for the purpose of achieving the goals of this Agreement, provide Heron Raw Materials to its employees, agents, and independent contractors, provided that such parties are bound by written agreement to use the Heron Raw Materials in a manner that is consistent with the terms of this Agreement. Upon the termination or expiration of this Agreement, any remaining Heron Raw Materials shall be, at Heron’s sole discretion, either returned by Lifecore to Heron or otherwise disposed of as mutually agreed by the parties in writing.

2.11.3. Subject to the limitations set forth in this Agreement, Lifecore hereby grants to Heron a perpetual, irrevocable, nonexclusive, worldwide, royalty-free license, with right to sublicense (solely to Manufacture Product) under all process improvements or changes and other know-how developed by Lifecore in the course of Manufacturing the Product for Heron (“Lifecore Developments”) which are owned or controlled by Lifecore and which Lifecore has the right to disclose and license to third parties, including Manufacturing instructions, copyrights, copyrightable works, know-how and trade secrets, which are necessary for, and solely for the purpose of, Manufacturing (including labeling) the Product for Heron. Documentation of the Lifecore Developments will be provided to Heron under a Technology Transfer pursuant to Section 4.9 or 10.4.3.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

3. Prices and Payment.

3.1 Prices. The Prices for Manufacturing Finished Final Drug Product are set forth in Exhibit B. All Prices exclude VAT, federal, state or local taxes which are properly attributable to the Finished Final Drug Product and which will be added to the Price or billed separately to Heron where Lifecore has the legal obligation to collect the taxes or fees, and all expenses related to shipping, insurance, handling, storage, and customs duties and fees. The Prices are subject to adjustment as follows:

3.1.1. [*********]

3.1.2. [*********]

3.2 Invoicing. At the time of Lifecore’s receipt of Heron’s notice of intent to release the Batch of Product in accord with the MQA unless Heron has notified Lifecore it has started the dispute process of Section 8, Lifecore will ship the amount of the associated purchase order and invoice for the amount of such Batch to be shipped and Heron will pay the Price for Finished Final Drug Product set forth on Exhibit B.

3.3 Payment. Heron will pay Lifecore for all orders and invoices for undisputed Batches of Finished Final Drug Product and other services under this Agreement within thirty (30) calendar days of the date of the receipt of the Product and all associated documentation required. Disputed invoices will be paid as soon as practical and in all cases within ten (10) Business Days of resolution.

3.4 Additional Payment Security. Undisputed invoices that are not paid in full when due will bear interest at the rate of 1% per month. In addition, if Heron fails to pay any amounts due to Lifecore within the time provided herein, Lifecore may, in addition to any other available remedies, decline to make further deliveries under this or any other contract between Lifecore and Heron until such time as Heron’s payments are current and may thereafter condition acceptance and delivery of future orders on receipt of cash, a letter of credit or other security satisfactory to Lifecore, in its sole discretion.

4. Requirements; Forecasts; Purchase Orders.

4.1 Heron Purchase of Finished Final Drug Product Requirements. Heron agrees to [*********] purchase [*********] of its requirements for Finished Final Drug Product from Lifecore during the [*********] commencing with the first day of the first month of the first

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Contract Year. Thereafter, throughout the remainder of the Term of this Agreement, Heron shall place orders with Lifecore and purchase, if Lifecore is able to produce, an amount approximating [*********] of Heron’s requirements for units of Finished Final Drug Product.

4.2 Forecasts. Prior to the start of each calendar quarter throughout the Term, Heron will deliver to Lifecore a rolling forecast of its anticipated purchases, in whole Batch increments, of Finished Final Drug Product (including quantity and desired delivery dates) by month for [*********], unless expressly provided for otherwise in this Agreement. In order to transition into commercial scale, the parties agree on the following forecast mechanism:

4.2.1. Within ten (10) Business Days following the Effective Date, Heron will provide Lifecore a [*********] Non-Binding Forecast setting forth its requirements for Finished Final Drug Product (including quantity and delivery dates) for each of the months in the forecast period.

4.2.2. At least ten (10) Business Days prior to the beginning of the next calendar quarter commencing the quarter after the quarter in which the Effective Date falls, Heron will provide Lifecore with a Non-Binding Forecast for [*********], a Binding Forecast for [*********], and a Non-Binding Forecast for [*********]. The Binding Forecast for [*********] cannot exceed the greater of [*********] of the Non-Binding Forecast from the previous forecast for those same calendar months or [*********], nor be less than [*********] of such forecast or reduced by one Batch. If the amount to be ordered following increase or reduction would result in a partial Batch, the amount ordered will be rounded down to the next complete number of Batches for a reduction and rounded up to the next complete number of Batches for an increase. In the event the first Contract Year does not commence within twelve (12) months following the Effective Date, the parties shall meet to determine how best to adjust the obligations of the parties and terms of this Agreement to take into account the delay in regulatory approval for the Finished Final Drug Product.

4.2.3. At least ten (10) Business Days prior to the beginning of the next calendar quarter, Heron will provide Lifecore a Binding Forecast for [*********], and a Non-Binding Forecast for [*********]. The Binding Forecast cannot exceed the greater of [*********] of the Non-Binding Forecast from the previous forecast for those calendar months or [*********], nor be less than [*********] of such forecast nor reduced by more than [*********].

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.2.4. Thereafter, throughout the Term of the Agreement, at least ten (10) Business Days prior to the beginning of each subsequent calendar quarter, Heron will provide a Binding Forecast for [*********] and a Non-Binding Forecast for [*********]. Each new [*********] period rolling into Binding Forecast cannot exceed the greater of [*********] of the Non-Binding Forecast for those same calendar months or [*********], nor be less than [*********] of such forecast rounded up to the nearest whole batch volume or reduced by [*********], unless agreed to by Lifecore. If Heron submits a Binding Forecast for more than [*********], or more than [*********], of the Non-Binding Forecast most recently provided for the same calendar months, Heron must submit a Supplemental Purchase Order under Section 4.5 for the excess amount. If Heron submits a Binding Forecast or Firm Purchase Orders that are less than [*********] of the Non-Binding Forecast previously provided for the same calendar months, unless the reduction is no more than [*********], Lifecore may invoice, and Heron will pay Lifecore for the shortfall between (a) [*********] of the Non-Binding Forecast for the period and (b) the actual amount covered by the Binding Forecast/Firm Purchase Orders for those same calendar months.

4.2.5. Along with each quarterly Binding Forecast and Non-Binding Forecast Heron will issue to Lifecore purchase orders for delivery (“Firm Purchase Orders”) covering the [*********] of the Binding Forecast. Firm Purchase Orders must specify the quantity of Finished Final Drug Product, Product Price, ship to location, and requested shipment dates. Finished Final Drug Product must be ordered in full Batch quantities. Any quantity of Finished Final Drug Product on a Firm Purchase Order in excess of the Binding Forecast for the same [*********] period will constitute supplemental orders under Section 4.5. The parties will agree upon the actual shipment date for Firm Purchase Orders that are not supplemental orders through discussion; provided however that such shipment date must be no more than ten (10) Business Days after the date requested on the purchase order.

4.2.6. All Non-Binding Forecasts are only estimates of Heron’s anticipated purchases and will be prepared in good faith in order to facilitate Lifecore’s efficient Manufacture and shipment of the Finished Final Drug Product in compliance with this Agreement. Except as set forth in Section 4.2.4 and this Section 4.2.6, Heron will not be responsible for any loss or expense of Lifecore arising from any Non-Binding Forecast, except that, in the event of termination of this Agreement, Lifecore may invoice, and Heron will pay Lifecore, for the cost of any unused Raw Materials procured by Lifecore in reliance on an Heron Non-Binding Forecast which Lifecore is not able to use or sell in the ordinary course of business.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.2.7. If in any calendar quarter Heron does not order and purchase the Finished Final Drug Product as forecast in a Binding Forecast, Lifecore may invoice and Heron will pay the Price for each unit (in Batch increments) of Finished Final Drug Product not purchased.

4.3 Lifecore Fulfillment of Forecasts. Subject to the terms of this Agreement, Lifecore will supply, in each calendar quarter, Finished Final Drug Product in quantities sufficient to fulfill all Firm Purchase Orders placed by Heron up to [*********] of the Binding Forecast. Any delay by Heron in delivery of Heron Raw Materials or performance of reviews of a Batch will relieve Lifecore of its obligation in this Section 4.3 to fulfill [*********] of the Binding Forecast and the amount due will be reduced by the number of Batches that result from such delay.

4.4 Lifecore Supplied Materials. Lifecore shall provide, at its cost and expense, all Raw Materials (other than Heron Raw Materials) required in connection with Manufacturing of the Product. Lifecore represents and warrants to Heron that Lifecore and/or its Affiliates currently has access to, and during the entire Term of this Agreement will make all Commercially Reasonable Efforts to maintain access to, sufficient supplies of Raw Materials, utilities, container/closure systems, packaging materials, labor, and all other items required to supply Finished Final Drug Product to Heron without interruption to cover the Forecasts agreed by the Parties. If any Raw Materials expire due to a change in the Forecast, Heron shall reimburse Lifecore at cost plus [*********] for any such Raw Materials that Lifecore is unable, after Commercially Reasonable Efforts, to return or use for another purpose.

4.5 Supplemental Orders. Heron may submit supplemental purchase orders for additional Finished Final Drug Product throughout the Contract Year. Lifecore will notify Heron as soon as practicable, but in no event later than ten (10) Business Days after the date of the order, as to when the supplemental purchase order is to be filled. Lifecore will use reasonable commercial efforts to fill supplemental purchase orders within one hundred and eighty (180) days of receipt.

4.6 Lifecore Failure to Supply. With the exception of Heron delaying or failing to supply Heron Raw Material, reimbursing Lifecore for the cost of maintaining its Equipment or Heron removing the Equipment without Lifecore’s consent, Force Majeure, or Lifecore’s declining to supply Heron under Section 3.4 above pending Heron’s provision of additional payment security, in the event that Lifecore fails in a calendar quarter to provide Heron with at least [*********] of the units in its Firm Purchase Orders by the scheduled delivery date (“Failure to Supply”), the price of the units of Finished Final Drug Product that are delivered late will be

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

reduced by [*********]. Further, the shortfall of such Firm Purchase Orders will be delivered within twenty (20) Business Days. Further, following a Failure to Supply occurring twice within a one (1) year period, the requirements set forth in Section 4.1 will no longer apply.

4.7 Other Documents. All sales of Finished Final Drug Product by Lifecore to Heron hereunder will be subject to the provisions of this Agreement and will not be subject to the terms and conditions contained in any purchase order of Heron or confirmation of Lifecore, except insofar as any such purchase order or confirmation establishes (i) the quantity of the Finished Final Drug Product sold, (ii) the ship to location, or (iii) the shipment date of the Finished Final Drug Product.

4.8 Other Products. During the Term of this Agreement, and for an additional period of three (3) years following the expiration and termination hereof, without considering the potential lack of other limitations with respect to the use of Heron’s proprietary technology, Lifecore shall not Manufacture any product that uses or relies on Biochronomer Technology for itself or for or on behalf of any Third Party.

4.9 Technology Transfer. Subject to the terms of this Agreement and a project plan agreed upon by Heron and Lifecore, Heron may request Lifecore to make a Technology Transfer to Heron or third parties at Heron’s sole expense. Upon receipt of this request, Lifecore and Heron shall use Commercially Reasonable Efforts to effect the Technology Transfer under the mutually agreed upon project plan. Upon written approval of the project plan by Heron and Lifecore, Lifecore shall perform the activities described in the project plan, including performing any studies reasonably necessary to perform such Technology Transfer in a timely manner at Heron’s expense.

5. Shipment.

5.1 Shipping Instructions. Heron will provide shipping instructions for Finished Final Drug Product. Lifecore will ship in accordance with those instructions and maintain such instructions in its file in accordance with the MQA.

5.2 Delivery. Other than as a result of delay due to Force Majeure, Lifecore will make the Finished Final Drug Product available for release to ship on the date indicated in Lifecore’s acceptance of the relevant Heron purchase order.

5.3 Shipping Terms. Finished Final Drug Product Manufactured by Lifecore for Heron hereunder that is to be delivered to Heron or a third party will be delivered by Lifecore Ex-Works (Incoterms 2010), at the Shipping Point. Heron will pay all loading, freight, shipping,

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

insurance, duties, forwarding and handling charges, taxes, storage (including any fees for specific cold storage requirements), and all other charges applicable to the Finished Final Drug Product after it is delivered by Lifecore to the Shipping Point.

5.4 Packaging. Lifecore will package all Intermediate Drug Product, Final Drug Product, and Finished Final Drug Product per Heron’s written instructions and in accord with the MQA.

6. Process Improvements.

6.1 Work Plan. Upon request from either Party, Lifecore shall prepare a plan which details the agreed Services necessary to implement improvements or changes to the processes involved in the Manufacture of Bulk Drug Product, IDP, FDP or Finished Final Drug Product. The scope and price of any such a work plan must be agreed in writing by the Parties before implementation.

6.2 Person in the Plant. Lifecore shall permit Heron employees, consultants and/or representatives to have access to the Facility during the Manufacturing of the Product for the purposes of (i) observing the Manufacturing process and (ii) reviewing all Batch Records and other documents, including, without limitation, all production logs, reagent preparation records, deviation reports, Raw Materials testing and release data, Lifecore Procedures, and the like (individually and collectively, “Access”). Heron employees, consultants and/or representatives shall not be auditing the operations but shall merely observe the Manufacturing activities. All such Heron consultants and/or representatives receiving Access will be bound by a confidentiality agreement that is at least as stringent as the confidentiality terms set forth herein and shall at all times comply with Lifecore rules and regulations. Lifecore shall consider, in good faith, any suggestions that Heron or its onsite, consultants and/or representatives have regarding the design or operation of the Facility for Manufacturing the Product and will promptly respond to Heron regarding such suggestions.

7. Proprietary Rights.

7.1 All inventions that are improvements or developments to Bulk Drug Product, IDP, FDP and/or Finished Final Drug Product (other than Process Inventions), conceived or reduced to practice during the Term, and as a result of this Agreement, whether or not patentable, and whether or not invented solely by or on behalf of Heron or jointly by or on behalf of Heron and Lifecore shall be owned solely by Heron. All know-how related specifically to manufacturing of the Bulk Drug Product, IDP, FDP and/or Finished Final Drug Product, arising during the Term, and as a result of this Agreement, whether arising as a result of the activities by or on behalf of Heron alone or by or on behalf of Heron and Lifecore jointly, shall be owned solely

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

by Heron. Lifecore shall cooperate in vesting ownership of the foregoing inventions and know-how in Heron including, but not limited to, delivering such acknowledgements, assignments, and conveyance documents as Heron shall request.

7.2 Lifecore shall own all rights to any invention and/or know-how (whether or not patentable) relating to manufacturing, in-process testing, and analytical methods and processes developed by Lifecore in connection with services performed hereunder that have general use in biopharmaceutical manufacturing, to the extent not specific to the Bulk Drug Product, IDP, FDP and/or Finished Final Drug Product, or the Confidential Information of Heron or Heron Equipment used in the services or in the processing of the Raw Materials provided by Heron, and to the extent not directed to or derived from any pre-existing know-how or Confidential Information provided by Heron to Lifecore (“Process Invention”); provided that the provisions of this section shall not apply to manufacturing, in-process testing, and analytical methods and processes developed by Lifecore at the direction of Heron. For Process Inventions developed by Lifecore in connection with performing the Manufacturing, Processing or services hereunder, Lifecore will grant to Heron a perpetual, world-wide, royalty-free, non-exclusive license for Heron to use such Process Inventions and have such Process Inventions practiced on Heron’s behalf.

8. Warranty and Limitation of Remedies.

8.1 Lifecore hereby represents and warrants to Heron as follows:

(a) At the time of shipment to Heron, the Finished Final Drug Product sold to Heron under this Agreement has been Manufactured and stored in compliance with the Finished Final Drug Product Specifications, Lifecore Procedures, in accord with the MQA and Applicable Law.

(b) The Services will be performed consistent with standards then customary in the biopharmaceutical industry, and, in any event, with at least the degree of care that Lifecore uses to perform similar activities for itself.

(c) It is not debarred and has not and will not use, in performing its obligations under this Agreement in any capacity, the services of any person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992.

(d) It has full authority to enter into this Agreement, and there is no provision contained in any other agreements to which it is a party, which prohibits or restricts it from entering into or performing under this Agreement, or which would conflict with its obligations to perform during the Term of the Agreement.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) It will at all times, use Commercially Reasonable Efforts to store all Raw Materials, Bulk Drug Product, IDP, FDP and/or Finished Final Drug Product in a secure and safe manner consistent with the manner in which Lifecore stores its own Materials of a similar nature.

(f) The Batch records and written Lifecore Procedures maintained by Lifecore will accurately reflect in all material respects the processes and procedures followed by it in the Manufacturing and Processing the Bulk Drug Product, IDP, FDP and/or Finished Final Drug Product.

(g) It has, or will timely obtain, and will maintain, and comply at all relevant times throughout the Term of this Agreement, with all applicable federal, state, and local permits, licenses, registrations, and other governmental authorizations and approvals as may be required by Applicable Law in order for it to perform its obligations under this Agreement.

(h) Except with respect to the specific Manufacturing aspects requested or provided by Heron, it has all the rights necessary to permit it to perform the services, Manufacturing, and otherwise carry out its obligations hereunder without infringing the intellectual property rights of any third party.

THIS LIMITED WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, OR ARISING UNDER COURSE OF PERFORMANCE, COURSE OF DEALING OR TRADE USAGE). The liability of Lifecore under this limited warranty does not extend to (i) the design of the Finished Final Drug Product Specifications or any manufacturing instructions, (ii) Raw Materials or Equipment supplied by Heron and handling, testing and other services provided by Heron or its other designated contractors, (iii) any abuse or misuse of a Bulk Drug Product, Intermediate Drug Product, Final Drug Product or Finished Final Drug Product by anyone other than Lifecore, (iv) any Finished Final Drug Product which is sold after its expiration date by anyone other than Lifecore, or (v) when handling, storage, or improper use by anyone other than Lifecore causes a loss of sterilization or other problem affecting proper performance of a Finished Final Drug Product.

8.2 Title. Notwithstanding the foregoing, Lifecore warrants that Heron will receive good and marketable title to Finished Final Drug Product, free and clear of all liens and encumbrances.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.3 Remedies. If Heron later discovers that Finished Final Drug Product did not conform to the warranty set forth in Section 8.1 at the time of release, Heron will notify Lifecore in writing within twenty (20) Business Days of such discovery and Heron will be entitled to the remedies set forth in Section 2.8. Those remedies constitute Heron’s sole remedy for any breach of the warranty in Section 8.1.

9. Indemnity.

9.1 Lifecore Indemnity. Lifecore will defend, indemnify and hold harmless Heron and its affiliates, owners, directors, officers and employees, from any and all claims, liabilities, judgments, losses, damages, costs, and expenses (including reasonable attorney’s fees) incurred by or asserted against Heron, by any person or entity, as a result of any injury, illness, death, property damage, environmental damage, or other loss or damage to the extent arising from any failure of a particular Finished Final Drug Product to comply with the warranty contained in Section 8.1, or resulting from the negligence, fault or wrongful activity of Lifecore. Heron shall give Lifecore written notice of any such claim, action, suit or proceeding immediately upon Heron’s receipt of notice thereof. Heron shall cooperate fully and promptly with Lifecore in defending or otherwise resolving any such claims, actions, suits and proceedings.

9.2 Lifecore Insurance. Lifecore will maintain product liability or umbrella insurance issued by one or more insurance companies, with Best Rating B+ or higher, of at least five million dollars ($5,000,000) to satisfy the indemnification obligations under Section 8.1. Subject to Lifecore’s maintenance of such insurance, Lifecore will have full control of any such claims, actions, suits, and proceedings, and Heron will promptly tender defense thereof to Lifecore. Heron will not settle or compromise any such claim, suit, action or proceeding without the prior written consent of Lifecore.

9.3 Heron Indemnity. Heron will defend, indemnify and hold harmless Lifecore, its affiliates, owners, directors, officers and employees from any and all claims, liabilities, judgments, losses, damages, costs, and expenses (including reasonable attorney’s fees) incurred by or asserted against Lifecore, by any person or entity, as a result of any injury, illness, death, property damage or other loss or damage to the extent arising from (i) the use of any materials or services provided to Lifecore by or on behalf of Heron, including, without limitation, claims based on negligence, warranty, strict liability or any other theory of product liability or a violation of applicable laws or regulations, except to the extent that such injuries or violations are the result of Lifecore’s negligence, fault or breach of Lifecore’s warranty under Section 8.1 of this Agreement, (ii) the design of the Finished Final Drug Product Specifications or any manufacturing instructions, (iii) Heron Raw Material supplied by Heron and handling, testing and other services provided by Heron or its other designated contractors, (iv) any abuse or

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

misuse of a Bulk Drug Product, Intermediate Drug Product, Final Drug Product or Finished Final Drug Product by anyone other than Lifecore, (v) any Finished Final Drug Product which is sold after its expiration date by anyone other than Lifecore, (vi) when handling, storage, or improper use by anyone other than Lifecore causes a loss of sterilization or other problem affecting proper performance of a Finished Final Drug Product, (vii) any written instructions given by Heron to Lifecore in connection with any Manufacturing services, or (viii) patent or trademark infringement relating to any materials provided to Lifecore by Heron and used by Lifecore without modification or Lifecore’s services provided hereunder to the extent that such infringement does not arise as a result of a breach of any representation or warranty of Lifecore under this Agreement.

9.4 Heron Insurance. Heron will maintain product liability or umbrella insurance issued by one or more insurance companies, with Best Rating B+ or higher, of at least five million dollars ($5,000,000). Subject to Heron’s maintenance of such insurance, Heron will have full control of any such claims, actions, suits, and proceedings, and Lifecore will promptly tender defense thereof to Heron. Lifecore will not settle or compromise any such claim, suit, action or proceeding, covered by and provided for in Section 9.3 without the prior written consent of Heron,.

9.5 Contribution. To the extent that both Lifecore and Heron are found or determined to be liable based upon any theory of liability to any person or entity as a result of any injury, illness, death, property damage, or other loss or damage arising out of the sale or use of any Finished Final Drug Product, all rights of contribution between Lifecore and Heron are preserved and contribution between them will be calculated based upon a comparison of the relative fault or percentage of liability of Heron and Lifecore.

9.6 Limitations. The indemnification obligations of each party to the opposite party will extend only to losses, damages, costs and expenses (including reasonable attorney’s fees) incurred with respect to claims of any third parties and will not include any claims for incidental or consequential damages (including, without limitation, loss of profits or business opportunities) by a party to this Agreement or any of its affiliates as a result of the incident or matter involved. EXCEPT FOR EACH PARTY’S INDEMNITY OBLIGATIONS HEREUNDER AND BREACHES OF SECTION 14 (CONFIDENTIAL INFORMATION), NEITHER PARTY SHALL BE LIABLE TO THE OTHER, AND THE OTHER PARTY HEREBY WAIVES AND RELINQUISHES ANY AND ALL CLAIMS IT MAY HAVE AGAINST THE FIRST PARTY HEREUNDER, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT, WHICH MAY INCLUDE LOST PROFITS, LOSS OF BUSINESS REPUTATION, AND LOST BUSINESS OPPORTUNITY, EVEN IF THE FIRST PARTY

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event will the aggregate liability of Lifecore and its affiliates, owners, directors, officers and employees under this Agreement exceed the amount of fees actually received from Heron under this Agreement.

10. Term and Termination.

10.1 Term; Renewal. The term of this Agreement will commence on the Effective Date and, unless terminated earlier in accordance with this Agreement, will continue for a period of seven (7) Contract Years (“Initial Term”). This Agreement shall be automatically extend for one additional period of three (3) Contract Years at the end of the Initial Term provided that neither party is in material breach of this Agreement and unless either party gives written notice to the other party of its intention not to renew at least twenty-four (24) months prior to the end of the Initial Term. The Initial Term and the extension period are referred to as the “Term.”

10.2 Termination for Cause. Either party may terminate this Agreement by providing written notice summarizing an alleged material breach by the other party of any of the terms of this Agreement and providing ninety (90) days within which to cure such breach. In the event either party shall notify the other of a claim for material breach, the parties will meet promptly and within 30 days from the date of such notice to attempt to resolve the issue and remedy the breach. If, the breach remains uncured at the end of the 90-day notice period, this Agreement will terminate and the parties will follow the process set forth in Section 10.4.

10.3 Immediate Termination. Either party may terminate this Agreement immediately upon written notice to the other party if the other party (i) becomes insolvent, makes a general assignment for the benefit of its creditors, has a receiver or manager appointed or otherwise commences, or becomes the subject of, any action relating to bankruptcy, insolvency, reorganization, dissolution or winding up; (ii) ceases to function as a going concern or conduct its operations in the normal course of business as currently conducted; (iii) is convicted of or pleads guilty or no contest to a charge of violating any law relating to Lifecore’s or Heron’s business, provided that either party shall not terminate the Agreement under this Section 10.3 if the other party continues to perform its obligations and is not otherwise in material default or breach.

10.4 Consequences of Termination. In the event of the termination or expiration of this Agreement:

10.4.1. The parties expressly agree that the notice periods under this Agreement with respect to the termination of this Agreement are reasonable under the contemplated circumstances.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.4.2. Lifecore will deliver all Finished Final Drug Product ordered by Heron under Firm Purchase Orders and accepted by Lifecore prior to termination, and Heron will accept and pay for all Product and Finished Final Drug Product ordered by it under Firm Purchase Orders issued by it and accepted by Lifecore prior to the date of termination provided that in each case the Product is not a failed Batch or otherwise rejected in accordance with Section 2 above. In addition, Lifecore may invoice, and Heron will reimburse Lifecore, for (i) the cost of any unused Raw Materials procured by Lifecore in reliance on a Heron Non-Binding Forecasts which Lifecore is not able to use or sell in the ordinary course of business; and (ii) the full amount of any outstanding Binding Forecasts for which Firm Orders have not been placed, but Manufacturing has commenced. If the product is in the Intermediate Drug Product or Final Drug Product stage the price will be [*********] of the Finished Final Drug Product Price. If the product is in packaging or at the Finished Final Drug Product stage, the Price will be [*********] of the Finished Final Drug Product price. All Heron Raw Materials and Heron Equipment will be returned to Heron at Heron’s expense unless the Agreement is terminated for cause by Heron, in which cause the return of the Raw Materials and Heron Equipment will be at Lifecore’s expense.

10.4.3. Lifecore shall provide to Heron a copy of all data, or information generated during the performance of the Manufacturing, Processing or other services that is necessary to make and have made Bulk Drug Product, Intermediate Drug Product, Final Drug Product or Finished Final Drug Product, and Lifecore shall provide reasonable assistance required to enable an expeditious Technology Transfer for Heron to Manufacture and Bulk Drug Product, Intermediate Drug Product, Final Drug Product or Finished Final Drug Product for itself (or through a third party). The Price for such Technology Transfer will be at no cost to Heron if the Agreement is terminated for cause by Heron or at the Prices in Exhibit B in other circumstances.

10.4.4. Termination will not relieve and release either party from its obligations to make any other payment which may be owing to the other party under the terms of this Agreement or from any other liability which either may have to the other arising out of this Agreement or breach of this Agreement.

10.4.5. Termination will not relieve Lifecore from its documentation and record retention requirements included in Exhibit C, the MQA, or Heron’s access to such documentation or records.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

11. Regulatory.

11.1 Regulatory Responsibility. Heron is responsible for all required regulatory reports and filings and obtaining any required approvals with respect to the Finished Final Drug Product in all jurisdictions of the Territory. Lifecore will provide the regulatory support as outlined in the MQA attached as Exhibit C and will comply with Applicable Law in Manufacturing FFDP. Heron will be responsible for complying with regulatory requirements applicable to the clinical use and commercial distribution of the FFDP, as well as all other manufacturing and testing performed by Heron or its other contractors. However, that to the extent Lifecore’s compliance with Applicable Law in a country other than the United States and the European Union would require Lifecore to bear increased costs, quality assurance or regulatory burdens in connection with the Manufacturing of the Finished Final Drug Product, the parties will meet and discuss in good faith how to reasonably invoice Heron for these costs in accord with Exhibit B, before Lifecore becomes responsible for compliance with such Applicable Law. Heron will communicate to Lifecore, in writing, any applicable regulatory requirements other than those specified in the Master Quality Agreement, and Lifecore in each instance will provide a written quotation to Heron for advance approval and charge Heron for the labor and materials used at its standard rates in Exhibit B.

11.2 Regulatory Inspections. Lifecore shall promptly, within one (1) Business Day, inform Heron following receipt of any regulatory inquiry or communication concerning an inspection, or the initiation of any inspection, regarding the Manufacturing and Processing of Bulk Drug Product, IDP, FDP and/or Finished Final Drug Product. In the event Lifecore receives a notice of inspection or an inspection visit by any Regulatory Authority which directly involves DP or Product or is likely to materially impact Lifecore’s ability to produce Bulk Drug Product, IDP, FDP and/or Finished Final Drug Product, Lifecore shall give Heron such notice as is practicable under the circumstances. In the event there are written observations or any other written communication by a Regulatory Authority which directly involve DP or Product or would likely materially impact Lifecore’s ability to produce Bulk Drug Product, IDP, FDP and/or Finished Final Drug Product, or any proposed written response by Lifecore to any such inspection, Heron shall be informed promptly within one (1) business day and be provided with copies of applicable documentation, and shall have a reasonable opportunity of at least three (3) Business Days to review and comment on the proposed response. Such opportunity to review and comment shall not be extended so as to cause any response of Lifecore to be later than is required by such Regulatory Authority.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.3 Third Party Inspections. If a regulatory inspection of the Facility is conducted concerning a third party product that is likely to affect the Manufacturing and Processing of Product, Lifecore will inform Heron of the outcome within five (5) Business Days following completion of the inspection. Lifecore will provide Heron with a redacted copy of the inspection report (establishment inspection reports, 483s and warning letters or other correspondence from Regulatory Authorities), as appropriate, and Lifecore responses to observations within five (5) Business Days following submission. Such redacted information provided to Heron may remove all information that is not directly related to the Product.

11.4 Regulatory Support. Lifecore will provide Heron with the documents and information described in the Master Quality Agreement.

11.5 Adverse Event Reporting. Each of Heron and Lifecore will comply with their respective obligations of the Master Quality Agreement with respect to the handling of Adverse Events.

12. Recalls

12.1 If any Finished Final Drug Product must be Recalled for failure to meet any regulatory requirements or law, Heron will have the sole responsibility to effect the Recall, provided that nothing herein will restrict Lifecore’s ability to comply with Applicable Laws and regulations. Lifecore will cooperate as reasonably required in Heron’s efforts. Heron will reimburse Lifecore for its reasonable costs incurred in complying with such efforts. To the extent the failure to meet applicable regulatory or legal requirements is caused by a breach of the warranty in Section 8 or non-compliance with cGMP during Manufacturing, in a manner that has not and could not have been discovered in Heron final testing and release, even if properly performed, Lifecore will, in addition to its obligations under Section 8 reimburse Heron for any out-of-pocket cost reasonably expended by Heron to effect the Recall and the Finished Final Drug Product replaced in accord with Section 2.8. Each of Heron and Lifecore will comply with their respective responsibilities under the MQA, which is attached hereto as Exhibit C, with respect to any Recalls.

13. Infringement.

13.1 Heron warrants that, to its best knowledge, the Manufacture, sale, distribution, import and use of the Finished Final Drug Product as it exists on the Effective Date and such use by Heron and its purchasers does not infringe any patent or other intellectual property right of

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

another. In the event an intellectual property infringement claim is commenced or threatened against Lifecore or Heron involving the Finished Final Drug Product in the United States or any other country (“Infringement Claim”), Heron will promptly notify Lifecore of any Infringement Claim.

13.2 Heron will defend, indemnify and hold harmless Lifecore and its affiliates, owners, directors, officers and employees from any and all losses, damages, costs and expenses (including attorney’s fees) awarded against or incurred by Lifecore arising from an Infringement Claim relating to Lifecore’s Manufacture of Finished Final Drug Product in accordance with the Product Specifications and Heron’s sale, distribution, import, marketing, or use of the Finished Final Drug Product. Heron will give Lifecore written notice of an Infringement Claim against Heron promptly upon Heron’s receipt of notice thereof. Lifecore will cooperate fully and promptly with Heron in defending or otherwise resolving any such claims, actions, suits and proceedings.

14. Confidential Information.

14.1 Confidential Information. Heron and Lifecore each acknowledge that during the term of this Agreement, each party will learn information that the other party considers confidential and secret, including but not limited to: inventions, research and development technology, formulations, methods and procedures, price lists, marketing plans, discount sheets, trade secrets, technical information, physical specimens, models and technical specimens and specifications related to the Finished Final Drug Product (collectively, “Confidential Information”). All Confidential Information exchanged or developed by Lifecore or Heron in the course of the Manufacturing Development Services Agreement - Drug Product dated as of November 21, 2011, as amended, and any prior confidentiality or non-disclosure agreements between Lifecore and Heron will be treated as Confidential Information under this Agreement.

14.2 Nondisclosure; Non-Use. Each party will keep the other party’s Confidential Information secret and confidential and agrees not to disclose, furnish, communicate, or make such Confidential Information accessible to any third party or use it in any way for such party’s own or another’s benefit, or permit the same to be used in competition with the other party. Each of Heron and Lifecore will require its agents and employees to agree to be bound by the terms of this Section 14. It will require that all testing laboratories or other third parties that receive any Bulk Drug Product, IDP, FDP and/or Finished Final Drug Product enter into written undertakings of confidentiality no less burdensome than set forth herein. Each of Heron and Lifecore will refrain from all acts and omissions that would reduce the value of the other party’s Confidential Information.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.3 Exclusions. The definition of Confidential Information will exclude information that: (i) is in the public domain at the time of disclosure to the other party or, without a breach of this Section 14 by such party, later becomes part of the public domain; (ii) the receiving party can verify by written records kept in the ordinary course of business was in its lawful possession prior to its disclosure by the other party; or (iii) is received by one party from a third party without a breach of confidentiality owed by the third party to the other party to this Agreement.

14.4 Compelled Disclosure. In the event that the receiving party will be required to make disclosure of Confidential Information as a result of the issuance of a court order or other government process, the receiving party will promptly, but in no event more than forty-eight (48) hours after learning of such court order or other government process, notify, by personal delivery or facsimile, pursuant to Section 14, the disclosing party and, at the disclosing party’s expense, the receiving party will: (i) take all reasonable necessary steps requested by the disclosing party to defend against the enforcement of such court order or other government process, and (ii) permit the disclosing party to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

14.5 Survival. The obligation of the parties to keep the other party’s Confidential Information confidential will survive for a period of five (5) years after the termination or expiration of this Agreement, provided, however that following such five (5) year party neither party will take any action to intentionally disclose information of the other party that still meets the definition of Confidential Information.

14.6 Equitable Remedies. Each of Heron and Lifecore acknowledges that its failure to maintain the other party’s Confidential Information confidential may result in immediate and irreparable damage to the other party. Therefore, each of Heron and Lifecore will be entitled to such equitable relief, in addition to any damages, as any court of competent jurisdiction may deem proper to enforce the provision of this Section 14.

15. Force Majeure.

15.1 Neither party will be deemed to be in breach of this Agreement or otherwise be liable to the other by reason of any delay in performing or failure to perform any obligations hereunder (other than payment obligations) to the extent that such delay or failure was due to any event of Force Majeure of which it has notified the other party, and the time of performance of that obligation will be extended accordingly. If the event of Force Majeure in question prevails for a continuous period in excess of one (1) month, the parties will enter into bona fide discussions with a view to alleviating its effects or to agree to such alternative arrangements as may be fair and reasonable and initiate a Technology Transfer if requested by Heron. Each party will notify the other of any delay due to Force Majeure as soon as practicable and will keep the other informed through the duration of the delay.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.2 Without prejudice to the generality of the foregoing, the following without limitation will be regarded as Force Majeure: acts of God, explosions, floods, tempest, fires or accidents, war or threat of war, acts, restrictions or regulations of any government or governmental agency, import or export regulations or embargoes, strikes or other labor troubles, difficulties in obtaining raw materials, power failure or breakdowns in machinery or any other cause beyond the control of, or occurring without the fault of, the party asserting the event of Force Majeure.

16. Notice. All notices under this Agreement will be in writing, and may be delivered by hand or sent by facsimile transaction, overnight courier or registered mail, return receipt requested. Notices sent by mail or courier will be deemed received on the date of delivery indicated by the return verification provided by the national postal service or courier involved. Notices sent by facsimile transaction will be deemed received by the day on which sent, and will be conclusively presumed to have been received in the event that the sender’s copy of the facsimile transmission contains the confirmation of the transmission. Notices will be given, or sent to the parties at the following addresses:

If to Heron:
Heron Therapeutics, Inc.
Attention: SVP, Technical Operations
123 Saginaw Drive
Redwood City, California 94063
Telephone: 650-366-2626
Fax: 650-365-6490

With a copy to:	Heron Therapeutics, Inc.
Attention: General Counsel
123 Saginaw Drive
Redwood City, California 94063
Fax: 650-365-6490

If to Lifecore:	President
Lifecore Biomedical, LLC
3515 Lyman Boulevard
Chaska, MN 55318
Facsimile: (952) 368-3411

With a copy to:	Lindquist & Vennum LLP, Attn: B. Rummel
Facsimile: (612) 371-3207

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Any party hereto may designate any other address for notices given it hereunder by written notice to the other party given five (5) Business Days prior to the effective date of such change.

17. Entire Contract. This Agreement, together with the Exhibits attached hereto and incorporated herein, supersedes all previous oral and written arrangements between the parties and is intended as a complete and exclusive statement of the terms of their understanding with respect to the subject hereof.

18. Amendments. Amendments will be in writing and valid only when signed by both parties.

19. Assignment.

19.1 This Agreement will not be assignable or otherwise transferable by Heron without the prior written consent of Lifecore, which consent will not be unreasonably withheld, except as provided in this Section 19.1. Heron may, upon written notice to Lifecore: (i) assign or transfer this Agreement to an Affiliate of Heron or to the acquirer of all or substantially all of the capital stock or assets of Heron connected to the business to which this Agreement relates, whether through purchase, merger, consolidation or otherwise; or (ii) transfer this Agreement pursuant to a change in control of Heron, and any such assignee or transferee will be bound by the terms of this Agreement.

19.2 This Agreement will not be assignable or otherwise transferable by Lifecore without the prior written consent of Heron, which consent will not be unreasonably withheld, except that Lifecore may, upon written notice to Heron, assign or transfer this Agreement to an Affiliate of Lifecore or to the acquirer of all or substantially all of the capital stock or assets of Lifecore connected to the business to which this Agreement relates, whether through purchase, merger, consolidation or otherwise or transfer this Agreement pursuant to a change in control of Lifecore, and any such assignee or transferee will be bound by the terms of this Agreement.

19.3 Any prohibited assignment will be null and void from its inception.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

20. Severability.

20.1 In the event that any provision of this Agreement is held invalid by the final judgment of any court of competent jurisdiction, the remaining provisions will remain in full force and effect as if such invalid provision had not been included herein.

20.2 Each party to this Agreement will perform all further acts and things and execute and deliver such further documents as may be necessary or as the other party may reasonably require to implement or give effect to this Agreement.

21. Applicable Law. Except as altered or expanded by this Agreement, the substantive law (and not the law of conflicts) of the State of New York, U.S.A., will govern this Agreement in all respects as to the validity, interpretation, construction and enforcement of this Agreement and all aspects of the relationship between the parties to this Agreement.

22. Disputes.; Arbitration.

22.1.1. Any dispute arising between the Parties out of or in connection with this Agreement, or the interpretation, breach or enforcement thereof that cannot be amicably resolved by discussion among authorized officers of the Parties within two (2) months as from the first appearance of such dispute shall be finally settled by arbitration as set forth in this Section 22.

22.1.2. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration except, in each instance, as such rules may be modified herein or by mutual agreement of the Parties.

22.1.3. The seat of the arbitration shall be New York City, New York, USA, and it shall be conducted in the English language.

22.1.4. The arbitration shall be conducted by three arbitrators. The Party initiating arbitration (“Claimant”) shall appoint an arbitrator in its request for arbitration (“Request”). The other Party (“Respondent”) shall appoint an arbitrator within twenty (20) days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within twenty (20) days of receipt of the Request by the Respondent, either Party has not appointed an arbitrator, then that arbitrator shall be appointed by the American Arbitration Association. The first two arbitrators appointed in accord with this provision shall appoint a third arbitrator within twenty (20) days after the Respondent has notified Claimant of the appointment of the Respondent’s arbitrator or, in the event of a

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

failure by a Party to appoint, within twenty (20) days after the American Arbitration Association has notified the Parties and any arbitrator already appointed of its appointment of an arbitrator on behalf of the Party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the Parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the Parties within the time period prescribed above, then the American Arbitration Association shall appoint the third arbitrator and shall promptly notify the Parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

22.1.5. The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties. The award may include an award of costs, including reasonable attorneys’ fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

22.1.6. The arbitration and this Section 22.1 shall be governed by Title 9 (Arbitration) of the United States Code.

22.1.7. The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the American Arbitration Association, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise.

23. U.N. Convention Excluded. The U.N. Convention on Contracts for the International Sale of Goods will not apply to this Agreement or to any sale of goods transaction effected hereunder.

24. Waiver of Breach. The waiver or failure of either party to enforce the terms of this Agreement in one instance will not constitute a waiver of said party’s rights under this Agreement with respect to other violations. Waivers must be in writing signed by the waiving party to be enforceable.

25. Survival. All representations or warranties made in this Agreement and all terms and provisions hereof intended to be observed and performed after the termination hereof, including without limitation, Sections 2.10, 2.11.2, 2.11.3, 3.4, 4.8, 7.2, 8, 9, 10.4, 11, 12, 13, 14, 16, 20, 21, 22, 24, 25, and 26, will survive such termination and continue, thereafter, in full force and effect.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

26. Public Announcements. Neither party will make any formal press release or other public announcement or disclosure in connection with any of the transactions covered by this Agreement, except to the extent (i) required by applicable law, rule, regulation or the rules and regulations of the SEC or any national securities exchange, (ii) language of any public announcement is mutually agreed upon by the parties, or (iii) necessary to otherwise exercise its rights under this Agreement. If such disclosure is made under clause (i) above, the party intending to make such disclosure will provide the other party with advance notice in order to ensure consistency of disclosures and so that confidential treatment can be sought if available.

27. Relationship of the Parties. Lifecore will perform services for Heron under this Agreement as an independent contractor and not as agent or representative of Heron. All persons employed by Lifecore (or its subcontractors) in connection with services this Agreement shall be Lifecore’s (or its subcontractors’) employees, and shall not be deemed employees of Heron. Lifecore shall not make any commitment or incur any charge or expense in the name of Heron.

28. Counterparts. This Agreement may be executed in counterparts, any of which may be executed and delivered via facsimile or other electronic delivery, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seal as of the day and year first above written.

LIFECORE BIOMEDICAL, LLC		HERON THERAPEUTICS, INC.

By:	/s/ James G. Hall	By:	/s/ Paul Marshall
Name:	James G. Hall	Name:	Paul Marshall
Title:	Vice President and General Manager	Title:	Senior Vice President, Technical Operations

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

Finished Final DRUG PRODUCT SPECIFICATIONS

Finished Final Drug Product Specifications are defined by the Lifecore controlled documents listed in this Exhibit A, as such document may be modified in accordance with the MQA.

•	[*********]

•	[*********]

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

PRICES

Pricing:

Pricing is per unit predicated on nominal Batch size of approximately [*********] of Finished Final Drug Product. Only full Batches may be ordered, not increments. If an approved process change results in a different target Batch size, the per unit prices will be recalculated and negotiated in good faith.

Volume pricing will apply based on the Contract Year’s four-quarters forecast as of January 1st of each year. In the event the Forecast changes during the Contract Year whether by increase or decrease, the per unit pricing will be recalculated at the end of the year as of December 31st, applicable to all units delivered and accepted during the Contract Year, as follows:

(a)	[*********].

(b)	[*********].

Batches Volume (per Contract Year)	Price (per unit, [*********])
[*********]	[*********]
[*********]	[*********]
[*********]	[*********]
[*********]	[*********]

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Additional Regulatory Services:

•	$175 per hour, per Lifecore FTE or FTE-equivalent performing services as requested by Heron in writing, which will be invoiced separately by month.

•	Materials and shipping at cost.

•	Regulatory audit and certification costs (including out-of-pocket costs and Lifecore services at $175 per hour) for jurisdictions outside the United States.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C

MASTER QUALITY AGREEMENT (MQA)

The Master Quality Agreement between Lifecore and Heron is included with this Exhibit C, as such document may be modified in accordance with the MQA.

CONFIDENTIAL TREATMENT:

HERON THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. HERON THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT D

EQUIPMENT

The equipment listed below consists of equipment at the Facility or purchased by Lifecore as of the Effective Date. In accordance with Section 2.10 of the Agreement, the list below will be reviewed semi-annually through the JSC to update as necessary with the inclusion of new Equipment in use, or the removal of items that are no longer in use. As updated, such Equipment list shall become the new Exhibit D under the Agreement.

[*********]

Notes:

1.	[*********]… are considered small miscellaneous processing equipment and thus do not require an equipment number (not listed above).

2.	[*********] is not in list as it is not currently used in the process. May be part of future development work on new HT products.